Exhibit 99.1

[PHARMACIA LOGO]

FOR IMMEDIATE RELEASE

Pharmacia Initiates Stock Repurchase Program

PEAPACK, NJ (September 19, 2001) Pharmacia Corporation today announced that its Board of Directors has authorized a stock repurchase program of up to $1 billion over the next two years. The program is effective immediately.

Shares of the Company’s common stock may be repurchased in open market and private transactions. The timing of the transactions and the exact number of shares to be repurchased will be determined by Pharmacia management based on its evaluation of market conditions, share prices and other factors.

As of September 18, 2001, Pharmacia has approximately 1.3 billion shares outstanding.

Pharmacia Corporation (NYSE:PHA) is a top-tier global pharmaceutical company with a leading agricultural subsidiary. Pharmacia’s innovative medicines and other products save lives and enhance health and wellness. Pharmacia’s 59,000 people work together with many diverse stakeholders to bring these benefits to people around the world, and to create new health solutions for the future.

This press release contains forward-looking or anticipatory statements about Pharmacia’s business and financial performance that are based on the information currently available and the expectations currently deemed reasonable by Pharmacia. However, because these forward-looking statements are subject to many risks, uncertainties and changes over time, including those referenced in Pharmacia’s filings with the U.S. Securities and Exchange Commission, actual results may differ materially from those expressed or implied by these forward-looking statements. Pharmacia undertakes no obligation to update any forward-looking statements as a result of new information or future developments.

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Media Contact: Paul Fitzhenry (908) 901-8770	Analyst Contact: Craig Tooman (908) 901-8853